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                                                                 Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" contained in the Statement of Additional Information in this Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for New England Variable Annuity Separate Account for American Forerunner Series issued through New England Life Insurance Company (File No. 333-51676).

/s/ Marie C. Swift
Marie C. Swift, Vice President and Counsel
New England Life Insurance Company
Boston, Massachusetts
October 25, 2005